Exhibit 5.1

Barack Ferrazzano Kirschbaum & Nagelberg llp

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

October 16, 2012

Medgenics, Inc.

555 California Street

Suite 365

San Francisco, California 94104

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Medgenics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (which, together with the prospectus and any prospectus supplement relating thereto shall hereinafter be referred to collectively as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering, for an aggregate offering price of up to $150,000,000, securities of the Company consisting of (i) common stock, par value $0.0001 per share (the “Common Stock”), (ii) warrants to purchase Common Stock (the “Warrants”), (iii) rights to purchase Common Stock, Warrants or Units (as hereinafter defined) (the “Rights”) and (iv) units consisting of any combination of the foregoing (the “Units”). The Common Stock, Warrants, Rights and Units are hereinafter collectively referred to as the “Securities.” The Securities may be issued and sold from time to time by the Company as set forth in the Registration Statement.

We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, dated as of December 3, 2007, as amended by a Certificate of Amendment dated as of June 4, 2009 and as further amended by a Certificate of Amendment dated as of February 14, 2011 (collectively, the “Certificate of Incorporation”), (iii) the Second Amended and Restated By-Laws of the Company dated as of March 5, 2012 (the “Bylaws”), (iv) the resolutions of the Board of Directors of the Company (the “Board of Directors”) with respect to the filing of the Registration Statement, and (v) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.

October 16, 2012

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement: (A) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of the Securities (and in the case of the Units, the Securities that are components thereof), (ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters, and (iii) duly reserved for issuance any Securities consisting of Common Stock, and any Common Stock for or into which any other Securities are exercisable, exchangeable or convertible, and, in the case of all of (i) through (iii), such authorizations and actions shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company; (B) the definitive terms of each class and series, if applicable, of the Securities, and the terms of the issuance and sale of the Securities (i) shall have been duly established in accordance with all applicable law and the Certificate of Incorporation, the Bylaws, any warrant agreement, rights agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (C) any warrant agreement, rights agreement, unit agreement and any other relevant agreement relating to the terms of the Securities shall be governed by and construed in accordance with the internal laws of the State of Delaware; (D) upon issuance of any shares of Common Stock, including as a component of Units or upon exercise, conversion or exchange of other Securities, (i) the total number of shares of Common Stock issued and outstanding shall not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation, and (ii) the Company will receive consideration in an amount not less than the aggregate par value of such shares of Common Stock; (E) the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of the Units, the Securities that are components thereof), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of the Units, the Securities that are components thereof), shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party; (F) each underwriting agreement, sales agreement, warrant agreement, rights agreement, unit agreement and subscription agreement and any other relevant agreement relating to the offer and sale of the Securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company); (G) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded; (H) a prospectus supplement shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Securities offered thereby; (I) the Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; and (J) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.

October 16, 2012

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1)	the Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

(2)	the Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) the provisions of an applicable, valid and binding warrant agreement or (ii) upon exercise of Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

(3)	the Rights, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding rights agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company; and

Barack Ferrazzano Kirschbaum & Nagelberg llp

Medgenics, Inc.

October 16, 2012

(4)	the Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) the provisions of any applicable and valid and binding unit agreement or (ii) upon exercise of Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company, and any Common Stock that is a component of such Units will be validly issued, fully paid and nonassessable, and any Warrants or Rights that are components of such Units will be binding obligations of the Company.

Our opinions set forth in paragraphs (2), (3) and (4) above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP